As filed with the Securities and Exchange Commission on November 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OLEMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0409740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

780 Brannan Street

San Francisco, California 94103

(415) 651-3316

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Bohen, M.D., Ph.D.

Chief Executive Officer and President

780 Brannan Street

San Francisco, California 94103

(415) 651-3316

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shane Kovacs Chief Operating and Financial Officer 780 Brannan Street San Francisco, California 94103 (415) 651-3316	Yvan-Claude Pierre Kristin VanderPas Julia Boesch Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-284146

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Olema Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-284146) (the “Prior Registration Statement”), which the Registrant filed with the Commission on January 6, 2025, and which the Commission declared effective on January 15, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed aggregate offering price of $40,000,000, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-284146) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 18, 2025.

OLEMA PHARMACEUTICALS, INC.

By:	/s/ Sean Bohen
Sean Bohen, M.D., Ph.D.
President and Chief Executive Officer

Signature	Title	Date

/s/ Sean Bohen Sean Bohen, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2025

/s/ Shane Kovacs Shane Kovacs	Chief Operating and Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2025

/s/ Ian Clark* Ian Clark	Chairperson of the Board	November 18, 2025

/s/ Cynthia Butitta* Cynthia Butitta, Ph.D.	Director	November 18, 2025

/s/ Scott Garland* Scott Garland	Director	November 18, 2025

/s/ Cyrus L. Harmon, Ph.D.* Cyrus L. Harmon, Ph.D.	Director	November 18, 2025

/s/ Sandra Horning, M.D.* Sandra Horning, M.D.	Director	November 18, 2025

/s/ Gorjan Hrustanovic, Ph.D.* Gorjan Hrustanovic, Ph.D.	Director	November 18, 2025

/s/ Yi Larson* Yi Larson	Director	November 18, 2025

/s/ Andrew Rappaport* Andrew Rappaport	Director	November 18, 2025

/s/ Graham Walmsley, M.D., Ph.D.* Graham Walmsley, M.D., Ph.D.	Director	November 18, 2025

*By:	/s/ Shane Kovacs
Shane Kovacs
Attorney-in-fact